FOR IMMEDIATE RELEASE                                        EXHIBIT 99.1

Media Contact: Gabby Nelson (763) 551-7460 gabby.nelson@selectcomfort.com	Investor Relations Contact: Hunter Saklad (763) 551-7498 investorrelations@selectcomfort.com

SELECT COMFORT CORPORATION TO ANNOUNCE
SECOND QUARTER RESULTS

MINNEAPOLIS – (July 12, 2010) – Select Comfort Corporation (NASDAQ: SCSS) will release results for the fiscal second quarter ended July 3, 2010, after close of the regular trading session Wednesday, July 21, 2010.

Management will host its regularly scheduled conference call to discuss the company’s results at 5 p.m. Eastern Time (4 p.m. Central; 2 p.m. Pacific) that day. To listen to the call, please dial (800) 593-9959 (international participants dial (517) 308-9340) and reference the passcode “Sleep.” To access the webcast, please visit the investor relations area of the Select Comfort website.

A replay will remain available until midnight Central Time, July 30, 2010, by dialing (203) 369-1554. The webcast replay will remain available in the investor relations area of the company’s website for approximately 60 days.

    The company also reports that it recently was added to the Russell 2000 Index, which was reconstituted effective at market close on June 25, 2010. The Russell 2000 Index is a subset of the Russell 3000 Index, and is a leading index of small- to mid-cap companies.

About Select Comfort Corporation

Founded more than 20 years ago and based in Minneapolis, Select Comfort Corporation designs, manufactures, markets and supports a line of adjustable-firmness mattresses featuring air-chamber technology, branded the Sleep Number® bed, as well as foundations and bedding accessories. SELECT COMFORT® products are sold through its approximately 400 company-owned stores located across the United States; select bedding retailers; direct-marketing operations; and online at www.sleepnumber.com.

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